UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 30, 2022
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DoorDash, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-39759	46-2852392
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
303 2nd Street, South Tower, 8th Floor
San Francisco, California 94107
(Address of principal executive offices, including zip code)
(650) 487-3970
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value of $0.00001 per share	DASH	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05	Costs Associated with Exit or Disposal Activities.

On November 30, 2022, DoorDash, Inc. (the “Company” or “DoorDash”) committed to a reduction in workforce (the “Plan”) intended to better align the Company’s talent with its strategic priorities and to improve operating efficiency.

The Plan includes the elimination of approximately 1,250 positions across the Company, or approximately 7% of the Company’s current employee workforce. The Company estimates that it will incur approximately $85 million in restructuring charges in connection with the Plan, consisting of approximately $68 million in cash expenditures for separation-related payments, benefits, and related taxes, and approximately $17 million in stock-based compensation related to equity compensation for employees who were terminated. The Company expects that most cash payments and expenses related to reductions in personnel will be incurred by the end of the first quarter of 2023, and that the implementation of the Plan will be substantially complete by the end of the first quarter of 2023.

The Company may incur other charges or cash expenditures not currently contemplated due to unanticipated events that may occur as a result of or in connection with the implementation of the Plan. The Company intends to exclude the charges associated with the Plan from its non-GAAP financial measures, including non-GAAP operating expenses, contribution profit, adjusted gross profit, and adjusted EBITDA.

This Current Report on Form 8-K (“Current Report”) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “would,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” "aim", "try", “predict,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. Forward-looking statements in this Current Report include, but are not limited to, statements regarding expectations related to the costs, timing, and financial impacts of the Plan. The Company’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include the possibility that: there are impediments to our ability to execute the Plan or related initiatives as currently contemplated; the actual charges in implementing the Plan or related initiatives are higher than anticipated; there are changes to the assumptions on which the estimated charges associated with the Plan or related initiatives are based; we are unable to achieve projected cost savings in connection with the Plan or related initiatives; there are unintended consequences from the Plan or related initiatives that impact our business; there are changes in the macroeconomic environment that impact our business; or we are unable to make accurate predictions about our future performance due to our limited operating history. The forward-looking statements contained in this Current Report are also subject to other risks and uncertainties that could cause actual results to differ from the results predicted, including those more fully described in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2021 and our Quarterly Reports on Form 10-Q. All forward-looking statements in this Current Report are based on information available to DoorDash and assumptions and beliefs as of the date hereof, and DoorDash disclaims any obligation to update any forward-looking statements, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOORDASH, INC.

Date: December 1, 2022	/s/ Tony Xu
Tony Xu
Chief Executive Officer